Exhibit 10.01

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into effective the 1st day of April 2019 by and between EXTRACTING POINT, LLC, a Nevada limited liability company, (“Borrower”), GENERATION ALPHA, INC., A Nevada corporation, (“Guarantor”) and MICHAEL CANNON AND JENNIFER CANNON, TRUSTEES OF THE CORE 4 TRUST DATED FEBRUARY 29, 2016 (“Lender”).

RECITALS

Borrower wishes to borrow from Lender the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00), and Lender has agreed to provide such sum in the form of a loan subject to the terms and conditions contained herein.

NOW, THEREFORE, Lender and Borrower agree as follows:

1. DEFINITIONS.

(a) Collateral. The term “Collateral” means all of the Collateral covered by the Deed of Trust.

(b) Debt. The term “Debt” means total liabilities which includes, but are not limited to, all loans, advances, letters of credit, extensions of credit (provisional or otherwise), accounts payable, accruals, guaranties, overdrafts, indebtedness and obligations of Borrower (collectively, “loans,” or each, “loan”) heretofore or hereafter made or incurred by Borrower, together with interest thereon, and any renewals and extensions thereof, whether or not evidenced by notes, drafts, this Agreement or other agreements by or on behalf of Borrower.

(c) Deed of Trust. The term “Deed of Trust” means the Deed of Trust and Assignment of Rents to be executed and delivered by Borrower conveying a lien interest to Lender on the real property located at 2601 W. Holly Street, Phoenix, Arizona (“Property”), more particularly described in the Deed of Trust.

(d) Environmental Laws. The term “Environmental Laws” means all federal, state and local statutes, regulations and ordinances in effect at any time during the term of this Agreement relating to the protection of the environment or the health of any organism.

(e) Environmental Terms. All of the environmental terms used in this Agreement not otherwise specifically defined herein, including, without limitation, “release” and “disposal,” will have the meaning given such terms in or as construed in connection with Environmental Laws.

(f) Hazardous Materials. The term “Hazardous Materials” means substances defined as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601, et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et seq., or any other applicable Environmental Laws, in each case as such Environmental Laws are amended from time to time.

(g) Indebtedness. The term “Indebtedness” means, collectively, all of the following:

(i) All loans, advances, letters of credit, extensions of credit (provisional or otherwise), guaranties, overdrafts, indebtedness and obligations of Borrower to Lender (collectively, “loans,” or each, “loan”) heretofore or hereafter made or incurred by Borrower to Lender, together with interest thereon, and any renewals and extensions thereof, whether or not evidenced by notes, drafts, this Agreement or other agreements by or on behalf of Borrower, or evidenced by accounts maintained by Lender; and

(ii) All amounts, costs and expenses advanced, committed, expended or incurred by Lender pursuant to the terms of this Agreement, including, without limitation, reasonable attorneys’ fees and expenses for enforcement of this Agreement and/or the maintenance and/or preservation of any collateral in which Lender has been granted a security interest.

(h) Loan Documents. The term “Loan Documents” means all notes, drafts, agreements, accounts or other documents evidencing any Indebtedness, providing security for or relating to any Indebtedness, including, but not limited to, this Agreement, the Installment Note-Interest Included the Deed of Trust and the Guaranty by the Guarantor The Loan Documents are conclusive evidence of such Indebtedness at any time owing to Lender.

(i) Transaction Documents. The term “Transaction Documents” means the Loan Documents and the Warrant (as hereinafter defined) issued by the Guarantor.

(j) Operation Commencement Date. The term “Operation Commencement Date” is the date (i) the “Approval to Operate” is granted by the AZDHS (as hereinafter defined); and (ii) the Manager is entitled to Management Fees as described in Section 2 (b) (v) (1).

(k) Management Period. The term “Management Period” shall mean the period of thirty-six (36) months from the Operation Commencement Date.

2. THE LOAN.

(a) Subject to the terms and conditions of this Agreement, Lender hereby agrees to advance to Borrower on the date of this Agreement the aggregate principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00) (the “Loan”).

(b) The advance under the Loan shall be evidenced by an Installment Note- Interest Included (the “Note”) executed on the date of this Agreement and substantially in the form of Exhibit “A” attached hereto and incorporated by reference herein. In the event that there is any conflict between the terms of this Agreement and the terms of the Note, the terms and provisions of this Agreement shall control. The Note shall contain the following terms:

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(i)	Interest at the rate of Ten Percent (10%) per annum, with a late charge of Five Percent (5%) on any overdue payments (which are subject to a 10 business day grace period);

(ii)	Maturity date of five (5) years from the date of the funding of the Note;

(iii)	Interest only for the first twelve (12) months, and after the first twelve (12) months, interest and principal shall be amortized payable over the remaining four (4) years;

(iv)	Borrower may prepay the Loan, however, if Borrower prepays the Loan prior to thirty-six (36) months from the date of the funding of the Loan, Borrower shall pay, as a prepayment penalty, all interest that would have accrued during the first thirty-six (36) months from the date of the funding of the Loan that has remain unpaid at the time of repayment;

(v)	As additional consideration, Borrower and/or Guarantor shall cause the following amounts to be paid to Lender for the Management Period:

(1)	Five Percent (5%) of the management fees (“Management Fees”), defined in a Cultivation Management Services Agreement (“Management Agreement”), by and between Guarantor, or an affiliate thereof as “Manager” on behalf of the duly licensed entity (the “License Holder”), awarded a Medical Marijuana Dispensary Registration Certificate or any other applicable license, awarded in accordance with the laws of the State of Arizona (the “License”), by the Arizona Department of Health Services (“AZDHS”). A copy of the proposed Management Agreement as attached as Exhibit “B” to the Loan Agreement. Guarantor agrees that it shall take all action reasonably necessary and use its best efforts, to execute or cause an affiliate entity to execute, a Management Agreement and upon execution, Exhibit “B” shall be updated with the final and fully executed copy of the Management Agreement and such replacement of Exhibit “B” shall not require an amendment to the Agreement; however, Borrow and/or Guarantor shall provide written notice of the replacement and provide Lender copy of same. Parties agree any replacement of Exhibit “B” shall not alleviate Borrower of its obligation to comply with the terms of this Section. In compliance with Title 9; Chapter 17 Department of Health Services Medical Marijuana Program (the “AZDHS Rules”) and A.R.S. § 36-2801 et seq., as amended from time to time (the “Act”) (the AZDHS Rules and the Act collectively referred to herein as the “AMMA”), nothing contained herein shall be construed to be profit sharing or any other profit splitting which would violate the License Holder’s nonprofit status or its status of good standing with AZDHS.

(2)	If the Operation Commencement Date has not occurred within twenty-four (24) months of the funding date of the Loan, instead of the payments described in Section 2(b)(v)(1), Borrower shall pay to Lender an amount equal to five percent (5%) of the fair market value of the rent of the Property as if the Property were fully occupied regardless of the occupancy rate for a maximum of thirty-six months subject to the other terms of this Section 2(b)(v)(2). The fair market value of the Property shall be determined by an independent commercial real estate broker selected by Borrower and Lender using comparable lease rates for similarly situated properties and shall be deemed to increase at the rate of three percent (3%) per year. If the Operation Commencement Date occurs after the payments in this subsection have commenced, then the payments under this subsection shall cease and the payments described in Section 2(b)(v)(1) shall commence and Lender shall be entitled to receive a maximum of thirty-six (36) months of payments pursuant to Section 2(b)(v)(1) and any payments made pursuant to this Section 2(b)(v)(2) shall be credited towards any amounts owed pursuant to Section A(1).

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(3)	The amounts described in Section 2(b)(v)(1) or (2) shall be defined as the “Additional Consideration”.

(4)	The Additional Consideration shall be paid to Lender for any calendar month by the last day of the following calendar month. Borrower and/or Guarantor shall provide to Lender a statement of amounts received by Manager, Borrower and/or Guarantor to which Lender is entitled pursuant to this section and any additional backup information, reasonably available, as Lender may reasonably request. To the extent the provisions of Section 2(b)(v)(2) apply, the payments described therein shall commence on the last day of the 25th month following the funding of the Loan.

(5)	Lender acknowledges and agrees that neither the License Holder nor its affiliates is a party to this Agreement, and in accordance with Section 13 herein, Lender shall have no rights or remedies against the License Holder and/or its affiliates related to the Additional Consideration or otherwise related to this Agreement, whether in law or equity. Any rights or remedies that Lender may have related to the Additional Consideration or this Agreement is expressly limited to those against Borrower and/or Guarantor.

(c) The Loan shall be secured by the Deed of Trust and Assignment of Rents and other documents as required by the Lender, which shall hold a first lien position, or treated as holding such position to the extent applicable to Borrower and/or Guarantor.

(d) In consideration for the Loan, Guarantor agrees to issue the Warrant to Lender in the form of Exhibit “C”, granting the Lender the right to purchase up to one million (1,000,000) shares of common stock of the Guarantor at an exercise price of one dollar ($1.00) per share (“Warrant”).

(e) [Reserved]

(f) No Waiver. Any decision by Lender not to require payment of any interest, fee, cost or other amount payable hereunder or under any other document, instrument or agreement at any time executed in connection herewith on any occasion shall in no way limit or be deemed a waiver of Lender’s right to require payment of any such amount on any subsequent occasion.

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3. CONDITION TO CREDIT.

(a) Lender’s obligation to grant, extend or continue the Loan to Borrower is subject to the following conditions:

(i)	Documents. Lender shall have received the following in form and substance satisfactory to it:

(1)	Executed Transaction Documents;

(2)	Certified copies of resolutions of the Board of Managers or other organizational authorization of Borrower approving and authorizing the execution, delivery and performance of the Transaction Documents and all other actions to be taken by Borrower pursuant to the Transaction Documents; and

(3)	Certified copies of resolutions of the Board of Directors of Guarantor or other organizational authorization of Guarantor approving and authorizing the execution, delivery and performance of the Transaction Documents and all other actions to be taken by Guarantor pursuant to the Transaction Documents.

(ii)	Representations and Warranties. The representations and warranties contained in this Agreement are accurate and complete as of the date of this Agreement.

(iii)	Events of Default. No Event of Default and no event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default under this Agreement, has occurred and is continuing.

(b) Borrower’s and Guarantor’s obligation to enter into the Transaction Documents, issue the Installment Note-Interest Included, the Deed of Trust and Warrant is subject to the following conditions:

(i)	Documents. Borrower shall have received the following in form and substance satisfactory to it:

(1)	The Loan Documents relating to the Loan; and

(2)	Certified copies of resolutions of the Trustee(s) or other organizational authorization of Lender approving and authorizing the execution, delivery and performance of the Transaction Documents and all other actions to be taken by Lender pursuant to the Transaction Documents.

(ii)	Representations and Warranties. The representations and warranties contained in this Agreement are accurate and complete as of the date of this Agreement.

(iii)	Receipt of Funds. Borrower shall have received the sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) from Lender, by wire transfer of immediately available funds, pursuant to the wire instructions provided by Borrower.

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4. PROMISE TO PAY. Borrower hereby unconditionally promises to pay to Lender the Indebtedness in accordance with the terms of this Agreement and the Loan Documents; provided, however, that if no such document or agreement evidences such Indebtedness, then the same is payable upon demand to Lender.

5. GUARANTOR. Guarantor will furnish Lender within one hundred twenty (120) days after the close of Guarantor’s fiscal year a copy of Guarantor’s annual audited financial statements and statements of income and retained earnings prepared in accordance with generally accepted accounting principles consistently applied, it being understood and agreed by Lender that the Guarantor filing of an annual report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended, shall constitute compliance with this Section.

6. CROSS COLLATERAL/CROSS DEFAULT. Borrower and Guarantor specifically acknowledge that any default in or with respect to any obligation that is included in the Indebtedness as set forth in this Agreement is and will be a default of this Agreement and all obligations that comprise the Indebtedness. Borrower and Guarantor specifically acknowledge that any Collateral that secures any Indebtedness secures this Agreement and all obligations that comprise the Indebtedness.

7. REPRESENTATIONS AND WARRANTIES OF BORROWER AND GUARANTOR. Borrower and Guarantor represent and warrant that, except as disclosed in the Guarantor’s filings with the SEC, the following are true as of the date of this Agreement:

(a) Assets. Borrower and Guarantor each have good and marketable title to all real property and other assets reflected in any balance sheet or financial statement of each of them, except real property and other assets sold or otherwise disposed of in the ordinary course of business subsequent to that date. Neither Borrower nor Guarantor has any outstanding liens or encumbrances on any of its real properties or other assets, except as reflected on such balance sheet or financial statement. Neither Borrower nor Guarantor is a party to any security agreements or title retention agreements, whether in the form of leases or otherwise, of any personal property, except as reflected on such balance sheet or financial statement. Borrower and Guarantor acknowledge and agree that Lender shall have a first lien position on the Property, or shall be treated, to the extent legally possible, and/or as applicable to this Agreement, as holding such position.

(b) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Borrower or Guarantor upon reasonable inquiry, threatened in writing against or affecting Borrower or Guarantor at law, in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would have a materially adverse effect on Borrower or Guarantor’s financial condition, business or operation, taken as a whole. Neither Borrower nor Guarantor is in default of any order, writ, injunction or decree.

(c) Burdensome Provisions. Neither Borrower nor Guarantor is not a party to any indenture, agreement, instrument or lease, or subject to any charter, by-law or other restriction, or any law, rule, regulation, order, writ, judgment or injunction which has a materially adverse effect on Borrower or Guarantor’s financial condition, business or operation.

(d) Other Agreements. Neither Borrower nor Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any debenture, note or other evidence of indebtedness of Borrower or Guarantor or in any indenture or agreement of Borrower or Guarantor.

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(e) Taxes. Borrower and Guarantor have filed all United States federal and state tax returns which are required to be filed and has paid or made adequate provision for the payment of all material taxes which have or may become due pursuant to those returns, any matters raised by audits, assessments received by Borrower or Guarantor, or any other causes known to it, including, but not limited to, foreign taxes.

(f) Accuracy of Reports. Subject to any limitations stated in writing therein or in connection therewith, all balance sheets, earnings statements and other financial data on Borrower or Guarantor which have been or may be furnished to Lender fairly represent the financial condition of Borrower and Guarantor as of their dates and the result of its operations for the periods for which the same are furnished. All other information, reports and other data furnished by Borrower or Guarantor are, or will be at the time furnished, complete, accurate and correct in all material respects.

(g) Organization. Borrower is duly organized, existing and in good standing in the state of its organization. Guarantor is duly organized, existing and in good standing in the state of its incorporation. Borrower and Guarantor are each duly licensed or qualified in all jurisdictions wherein the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have resulted in a material adverse effect.

(h) Authority. The execution, delivery and performance of this Agreement and all Loan Documents are within Borrower and Guarantor’s power, have been duly authorized, and are not in conflict with law or the terms of any charter, bylaw, or of any indenture, agreement or undertaking to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound or affected.

(i) Environmental Status. Borrower and Guarantor have no knowledge nor written notice of any release or discharge of any Hazardous Materials or any other violation under or relating to any Environmental Laws on, under or relating to Borrower or Guarantor’s property or business. Neither Borrower nor Guarantor has received any order, summons, citation, directive, letter or other communication, written or oral, from any person, entity or governmental agency or department regarding any actual or alleged violation of any Environmental Laws.

(j) ERISA. Borrower and Guarantor are each in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), and no “reportable event” or “prohibited transaction” as defined in ERISA has occurred and is continuing with respect to any employee benefit plans which Borrower or Guarantor maintains or to which Borrower or Guarantor contributes.

(k) Private Placement. Assuming the accuracy of the representations and warranties of Lender contained as provided in Section 8, the issuance of the Warrant and the shares of common stock issuable upon exercise of the Warrants in accordance with the terms of the Warrant (the “Warrant Shares, and collectively with the Warrant, the “Securities”) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be exempt from registration and qualification under applicable state securities laws and regulations.

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(l) Valid Issuance. If and when issued in compliance with the provisions of the Warrant, and the exercise price paid therefore, the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. Guarantor hereby agrees that it shall at all times reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for issuance of the Warrant Shares upon exercise of the Warrant, such number of shares of common stock as shall, from time to time, be sufficient therefor.

8. LENDER’S REPRESENTATIONS AND WARRANTIES IN REGARD TO WARRANT. The Lender makes the representations and warranties as described in this Section to the Guarantor. Any capitalized terms in this Section not otherwise defined in this Agreement shall have the meaning set forth in the Warrant.

(a) No Public Sale or Distribution. The Lender is (i) acquiring the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Lender does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Lender is acquiring the Securities hereunder in the ordinary course of its business. The Lender does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(b) Accredited Investor Status. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. The Lender understands that the Securities are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Guarantor is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

(d) Information. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Guarantor and materials relating to the offer and sale of the Securities that have been requested by the Lender. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Guarantor. Neither such inquiries nor any other due diligence investigations conducted by the Lender or its advisors, if any, or its representatives shall modify, amend or affect the Lender’s right to rely on the Guarantor’s representations and warranties contained herein. The Lender understands that its investment in the Securities involves a high degree of risk. The Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Lender and its advisors, if any, have reviewed all of the Guarantor’s filings with the SEC since January 1, 2017.

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(e) No Governmental Review. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. The Lender understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Lender shall have delivered to the Guarantor an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Lender provides the Guarantor with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Guarantor nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. The Lender understands that the certificates or other instruments representing the Warrants and the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Guarantor shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Guarantor (“DTC”) following request of Lender, if (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Guarantor with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

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(h) Validity; Enforcement. This Agreement and the other Transaction Documents to which the Lender is a party have been duly and validly authorized, executed and delivered on behalf of the Lender and shall constitute the legal, valid and binding obligations of the Lender enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Lender of this Agreement and the other Transaction Documents to which the Lender is a party and the consummation by the Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Lender or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform its obligations hereunder.

9. AFFIRMATIVE COVENANTS OF BORROWER AND GUARANTOR. So long as any Indebtedness is outstanding and unpaid, Borrower covenants and agrees as follows:

(a) Inspection. Borrower and Guarantor will permit Lender and its designated officers, employees, agents and representatives to inspect at reasonable times and upon reasonable advance notice at its principal office and to examine, check, or direct Borrower and/or Guarantor to make copies of or extract from the books, accounts, orders, records and original correspondence of Borrower and Guarantor, respectively, and Borrower and Guarantor will make available to Lender its books, records and files as it relates to the Property and obligations under the Loan Documents for such purposes.

(b) Insurance. Borrower and Guarantor will maintain at all times insurance in such form and in such amounts and against such risks as is customarily carried by companies engaged in the same or a similar business and operating like properties, including, but not limited to (i) adequate insurance against liability on account of or damage or injury to persons and property and under all applicable workers’ compensation laws; and (ii) such other insurance as Lender may reasonably request, in amounts, containing such terms, in such form, for such periods and written by such insurers as may be satisfactory to Lender, with all mortgagee payable clauses on the Collateral payable solely to Lender. All policies of insurance related to the Collateral will provide for ten (10) days written minimum cancellation notice to Lender. In the event of failure to maintain such insurance on the Collateral, Lender may, at its option, provide such insurance as Lender may require at the expense of Borrower or Guarantor. Lender will notify Borrower, in writing, regarding the payment of any insurance premiums and request reimbursement from Borrower for the cost of the insurance premiums and any related expenses. If Lender does not receive reimbursement from Borrower and/or Guarantor within ten (10) days of the date of written notice or Borrower is in default under the Loan Documents, such expense shall be considered part of the Indebtedness. Borrower will furnish to Lender on an annual basis certificates of insurance or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions.

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(c) Periodic Financial Statements. Until notified of a change, Borrower and Guarantor will furnish Lender financial statements and statements of income and retained earnings prepared in accordance with generally accepted accounting principles, consistently applied, by Borrower and Guarantor’s chief financial officers within fifty (50) days following each quarter end. In addition, if the Borrower or Guarantor are in default, and so long as either party is in default, Borrower and Guarantor will furnish Lender balance sheets and statements of income and retained earnings and such additional financial information as the Lender may so reasonably request in writing in such manner and at such times as Lender may specify and such other information as Lender may from time to time reasonably request.

(d) Annual Financial Statements. Borrower will furnish Lender within one hundred twenty (120) days after the close of each fiscal year a copy of the annual financial statements and statements of income and retained earnings prepared in accordance with generally accepted accounting principles, which shall be derived from the audited financial statements of the Guarantor.

(e) Maintenance of Existence. Borrower will maintain and preserve its existence and all rights, privileges, permits and franchises necessary or desirable in the conduct of its business; and will conduct its business in an orderly, efficient and customary manner.

(f) Maintenance of Property. Borrower and Guarantor will maintain, preserve and keep the Property in good working order and condition.

(g) Compliance with Laws. Borrower and Guarantor will comply with the AMMA, and all applicable laws, requirements, regulations and restrictions, related to the Property and any business related to the cannabis plant belonging to the family Cannabacaeae, the genus cannabis, which exist currently or come into being after the date of this Agreement, including any local, environmental, or other applicable laws. Notwithstanding the foregoing, the parties hereby acknowledge that they are aware of and fully understand that despite the State of Arizona’s laws, Arizona marijuana cultivators, transporters, distributors or possessors may still be arrested by federal officers and prosecuted under federal law. In the event of Federal arrest, seizure or prosecution action associated with the parties’ activities described herein, the parties hereby agree to hold each other harmless and agree to be individually responsible for any attorney’s fees associated with defending such actions. The parties also hereby agree to waive illegality as a defense to any contract enforcement action.

(h) Taxes and Claims. Borrower and Guarantor will pay and discharge promptly all taxes, assessments, governmental charges and levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties would be imposed, and pay all lawful claims for labor, materials and supplies that, if unpaid, might become a lien or charge upon the Property. Neither Borrower nor Guarantor is not required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is being contested in good faith and by proper proceedings and if the party objecting to the tax has set aside on its books and maintained adequate reserves for the payment of the same in conformity with generally accepted accounting principles.

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(i) Additional Documents. Borrower and Guarantor will execute and deliver to Lender all additional instruments or documents and do all things which Lender from time to time may deem reasonably necessary to carry into effect the provisions of this Agreement.

(j) Compliance with Arizona Cannabis Laws. Borrower and Guarantor covenant this Agreement was drafted in accordance with, and all action taken pursuant to this Agreement, including as it relates to the Management Agreement and/or the Property shall be completed, in accordance with the AMMA.

(k) Liens and Encumbrances. Borrower and Guarantor covenant that there are no unrecorded liens or encumbrances (mechanic’s liens or otherwise) on the Property. In the event such a lien or encumbrances is discovered, Borrower and Guarantor shall indemnify, defend and holder Lender harmless for any breach of this covenant.

(l) Notice. Borrower and/or Guarantor will give prompt written notice to Lender of (i) any Event of Default as defined in this Agreement or of any event of default arising under any other Loan Documents or of any other agreement or matter which has resulted in or might result in a materially adverse change in Borrower or Guarantor’s financial condition, business or operations; (ii) any change in Borrower or Guarantor’s name or principal place of business; (iv) any litigation or proceedings affecting any of the transactions contemplated by this Agreement or affecting Borrower or Guarantor which, if adversely determined, might have a materially adverse effect upon Borrower or Guarantor’s financial condition, business or operations; (v) any dispute between Borrower or Guarantor and any governmental regulatory body or other party that might materially affect the transactions contemplated by this Agreement or have a materially adverse effect upon Borrower or Guarantor’s financial condition, business or operations; (vi) any past or present release or disposal of any Hazardous Materials or violation, potential violation or alleged violation of any Environmental Laws on, under or relating to the Property; and (vi) any notice received by Borrower or Guarantor relating to any Environmental Laws involving the Property.

(m) Compliance with Environmental Laws. Borrower and Guarantor will (i) cause all activities on the Property to comply with all Environmental Laws and orders of any governmental authority; (ii) obtain, keep in effect, comply with, and provide copies to Lender of, all governmental permits and authorizations relating to any Environmental Laws relating to the Property; (iii) take all steps necessary to determine no Hazardous Materials has been disposed of or released on or under the Property, and if any Hazardous Materials exists on the Property within Borrower or Guarantor’s control, Borrower or Guarantor will remove such Hazardous Materials or take whatever action is required by Environmental Laws or any governmental authority, at Borrower or Guarantor’s sole expense, promptly upon discovery of such Hazardous Materials; (iv) provide to Lender access to Borrower’s property that is subject to a security interest with Lender and an irrevocable license to remove any Hazardous Materials or to take whatever action Lender determines in its sole and absolute discretion with respect to such Hazardous Materials; (v) provide to Lender, upon Lender’s request and at Borrower or Guarantor’s sole expense, an inspection or audit of Borrower’s property in which Lender has a security interest by an engineering or environmental consulting firm acceptable to Lender, indicating the presence or absence of any Hazardous Materials on such property; and (vi) provide to Lender, upon Lender’s request, all documents in Borrower’s possession or to which it has access relating to the environmental history, condition or activity on, under or relating to Borrower’s property subject to Lender’s security interest or business.

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10. NEGATIVE COVENANTS OF BORROWER. Borrower covenants and agrees that until the full and final payment of all Indebtedness hereunder, unless Lender waives compliance in writing, Borrower agrees as follows:

(a) Encumbrances and Liens. Borrower will not create, execute, assume or allow any mortgage, deed of trust, security agreement, pledge, encumbrance, including, without limitation, the lien of an attachment, judgment or execution, securing a charge or obligation on, or execute or allow to be filed any financing statement affecting, the Property, except:

(i) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided Borrower has set aside on its books and maintains adequate reserves for payment of such liens or charges in conformity with generally accepted accounting principles;

(ii) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of its business; or

(iii) Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired, provided, however, that no such security interest or agreement shall extend to any property other than such after acquired property.

(b) Borrowings. Borrower will not sell or discount any account or evidence of indebtedness or other right to payment of money, nor incur, or have outstanding at any time, any indebtedness for borrowed money, nor incur, directly or indirectly, any other liability or obligation for borrowed money, except for Indebtedness incurred pursuant to this Agreement, purchase money debt, equipment leases, or subordinated debt.

(c) Consolidation and Merger. Borrower will not liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, except that Borrower may be consolidated with or merged with any entity, provided that, in any such merger or consolidation, Borrower shall be the surviving or resulting entity and, immediately after the effectiveness of such merger or consolidation, there has occurred no continuing Event of Default, as described herein, or any event which with notice or lapse of time or both would become an Event of Default under this Agreement.

(d) Payment of Dividends. During the term of this Agreement, Borrower will not declare or make distributions of income or other assets to its members as such, whether in cash, property or securities, provided, however, Borrower is allowed to make distributions to Borrower’s parent company in an amount equal to the parent company’s income tax liability associated with the operation of Borrower.

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(e) Purchase or Retirement of Membership Interests or Other Equity Interest. Borrower will not acquire, purchase, redeem or retire any shares of its capital stock or any other equity interest in Borrower now or hereafter outstanding for value.

(f) [Reserved]

(g) Default Under Other Agreements or Indentures. Neither Borrower nor Guarantor will commit or do, or fail to commit or do, any act or thing which would constitute an event of default under any of the terms or provisions of any other agreement, indenture, contract, document or instrument executed, or to be executed by Borrower and/or Guarantor.

(h) Purchase of Securities. Neither Borrower nor Lender will utilize any part of the proceeds of any loan from Lender to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve Systems) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(i) [Reserved]

11. ENVIRONMENTAL INDEMNIFICATION. Borrower and Guarantor, jointly and severally, hereby agree to indemnify, defend and hold harmless Lender and its officers, directors, employees, attorneys and agents against any and all claims, demands, losses, liabilities, costs and expenses (including attorneys’ fees at trial and on any appeal or petition for review) incurred by Lender:

(a) arising out of or relating to any investigatory or remedial action involving the Property, operations conducted on the Property or any other operations of Borrower and required by any Environmental Laws or by orders of any governmental authority having jurisdiction under any Environmental Laws relating to the Property; or

(b) on account of injury to any person whatsoever or damage to the Property arising out of, in connection with or In any way relating to (i) the breach of any covenant contained in this Agreement, (ii) the violation of any Environmental Laws, (iii) the use, treatment, storage, generation, manufacture, transport, release, spill, disposal or other handling of Hazardous Materials on the Property, (iv) the contamination of the Property by any Hazardous Materials by any means whatsoever (including, without limitation, any presently existing contamination of such property), or (v) all reasonable costs incurred by Lender pursuant to this Environmental Indemnification clause.

12. EVENTS OF DEFAULT.

(a) Events of Default. Upon the happening of any one or more of the following events of default and said default is not cured within ten (10) business days, provided that Lender shall give Borrower written notice of a default with sufficient detail to allow Borrower to cure for any default, except that no written notice shall be provided for default under Section 12(a)(1), the Indebtedness shall, at the option of Lender and without notice, demand, or presentment, all of which are hereby expressly waived by Borrower, become due and payable. The following shall constitute events of default:

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(1) Borrower or Guarantor’s failure to pay or perform any obligations, liabilities or Indebtedness of Borrower to Lender, whether under this Agreement or any other agreement, note or instrument, now or hereafter existing, as and when due (whether at maturity or by acceleration and no prior demand therefor by Lender being necessary).

(2) Borrower or Guarantor’s failure to perform any of the covenants, agreements or conditions of this Agreement or any other agreement between Borrower and Lender.

(3) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and shall not be discharged within sixty (60) days after such initiation, or the Borrower admits in writing its inability to pay its debts generally as they mature.

(4) Any representation or warranty made by Borrower or Guarantor to Lender is, or was, untrue or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Lender with respect to the Loan Documents.

(5) The dissolution of Borrower or Guarantor.

(6) The acquisition at any time of title to the whole or any part of any asset which is security for this Agreement or the Note by a new person, partnership, corporation or any other legal entity other than Borrower, or if there is a change of control of Borrower, which will occur if there is a change of 50% or more of the membership interests of Borrower from the ownership of the membership interests in Borrower as of the date of this Agreement.

(7) Any attachment, lien or additional security instrument is not removed within thirty (30) days within its operation and after being placed upon any asset which is security for this Agreement or the Note.

(b) Default Interest. In the event that any amount due under this Agreement is reduced to judgment, or if the Borrower is ten (10) or more business days late in making any payment required to be made under the Note, or if any of the events of default shall occur, the total unpaid principal balance of the Note and accrued and unpaid interest thereon (past due interest being compounded) shall then begin accruing interest at the rate stated in the Note, plus Five Percent (5.0%) per annum (the “Default Rate”), to the fullest extent permitted by law, until such time as all past due payments and accrued interest are paid. At that time, the interest rate will revert to that rate provided in the Note. Borrower acknowledges that the effect of this Default Rate could operate to compound some of the interest obligations due, and the Borrower hereby expressly assents to such compounding should it occur.

13. REMEDIES. Upon the occurrence of any event of default (including the passage of time given to Borrower to cure such default), Lender may: (a) terminate forthwith any indebtedness; and/or (b) declare any such indebtedness to be forthwith due and payable, whereupon the unpaid principal amount of such indebtedness, together with accrued interest thereon, shall become immediately due and payable without presentment, demand or protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Loan Documents to the contrary withstanding; and/or (c) proceed to enforce any of its remedies under this Agreement, any Loan Documents or pursuant to applicable law. No remedy conferred upon or reserved to Lender herein is intended to be exclusive of any other remedy given under this Agreement or the Loan Documents, or now or hereafter existing at law or in equity or by statute. Notwithstanding the foregoing, in the event of a default, Lender acknowledges and agrees that it has no right, interest, remedy or any other security related to License Holder, License Holder’s business, and/or the License. Additionally, in the event of a default, in which Lender intends to exercise any remedy available related the Property, Lender shall allow for Manager, Borrower, and/or Guarantor to take all action reasonably necessary to ensure compliance with the AMMA, including without limitation providing a reasonable amount of time for Manager and License Holder to remove from the Property, any and all equipment, product, or any other related materials used in the operation of the cultivation facility on the Property.

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14. PAYMENT FOR EXPENSES.

(a) Each party shall be responsible for the fees and expenses incurred in connection with this Agreement, including fees, expenses and disbursements of counsel.

(b) If an Event of Default occurs, Borrower will pay all reasonable attorneys’ fees and other expenses incurred by Lender in the enforcement of its rights hereunder, whether the default is ultimately cured or Lender is obligated to pursue its remedies hereunder, including, without limitation, such expenses incurred before legal action, during the pendency of any such legal action and in connection with any appeal to higher courts arising out of matters associated herewith and in protecting the rights of Lender in any bankruptcy, reorganization, liquidation or insolvency proceeding, whether or not litigation is commenced.

15. WAIVER. The waiver by Lender of any breach of any provision of this Agreement or warranty or representation herein must be in writing and will not be construed as a waiver of any subsequent or additional breach. The failure to exercise any right hereunder by Lender will not operate as a waiver of such right.

16. ENTIRE AGREEMENT. This Agreement, together with the Loan Documents and any written instruments or documents that are referred to in or are part of this Agreement, is the final expression of the understanding of Borrower, Guarantor and Lender concerning the subject matter of this Agreement and may not be altered or amended except with the written consent of each of the parties and may not be contradicted by evidence of any alleged oral agreement.

17. CHANGE IN NAME OR FORM. The liability of Borrower and/or Guarantor hereunder or under the Loan Documents will not be affected by a change in the name of Borrower or Guarantor or a change in the form of Borrower or Guarantor by reason of merger, acquisition or consolidation or by a change in the type or nature of business carried on by Borrower or Guarantor or any sale, lease or transfer of any or all of the assets or stock of Borrower or Guarantor.

18. TERMINATION. Borrower or Lender may cancel this Agreement, under the terms of this Agreement, at any time as to future transactions but any such cancellation will not affect the obligations of Borrower to Lender with respect to loans granted to Borrower prior thereto. All agreements, representations, warranties and covenants made herein by Borrower will survive the execution and delivery of this Agreement and will continue in effect so long as any Indebtedness is outstanding and unpaid, notwithstanding any termination of this Agreement.

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19. JURISDICTION AND GOVERNING LAW. This Agreement was negotiated in Nevada and any loan or advance to Borrower will be deemed to be made in Nevada. Borrower agrees to submit to the jurisdiction of a court in Nevada to resolve disputes arising under this Agreement. This Agreement shall be construed and governed in accordance with Nevada law. It is further understood that the Deed of Trust shall be governed by Arizona law.

20. TIME. Time is of the essence of this Agreement.

21. LEGALLY BINDING. The parties acknowledge that this is a legally binding Agreement and that each has entered into this Agreement having had the opportunity to fully review the terms hereof in consultation with legal counsel. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties. Borrower may not assign this Agreement or any of its rights without the prior written consent of Lender.

22. ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only and will not invalidate or render unenforceable any other provision of this Agreement.

23. PARAGRAPH HEADINGS. The paragraph headings are for convenience only and will not affect the construction hereof.

24. NOTICES. All notices, demands or other communications required or permitted to be given hereunder shall be in writing, and shall be: (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) transmitted by e-mail, or facsimile, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient). All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if a notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have written notice delivered in accordance with this section, then the first attempted delivery shall be deemed to constitute delivery. Each notice shall be addressed, in each instance, to the parties hereto at the addresses below. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. The addresses for the parties are as set forth below:

LENDER, effective April 5, 2019:

Core 4 Trust.

c/o Cannon Nevada LLC

2520 Saint Rose Pkwy, Suite 218

Henderson, NV 89074

Email: mcannon@cannonnevada.com

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WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

Walls Law Firm

8861 W. Sahara Ave Ste 220

Las Vegas, NV 89117

Attn: Tina M. Walls, Esq.

E-mail: tinawalls@wallslaw.com

BORROWER:

Extracting Point, LLC

c/o Generation Alpha, Inc.

853 Sandhill Avenue.

Carson, CA 90746

Attn: Tiffany Davis, Manager

E-mail: info@genalphainc.com

GUARANTOR:

Generation Alpha, Inc.

853 Sandhill Avenue

Carson, CA 90746

Attn: Alan S. Lien, President

E-mail: info@genalphainc.com

WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Attn: Marc J. Ross, Esq.

E-mail: mross@srf.law

25. LENDER’S RIGHT TO ASSIGN. Notwithstanding any other provision of this Agreement or this Section, (a) there shall be no restrictions on Lender’s right to assign this Agreement, any Note or any of the other Loan Documents. Borrower and Guarantor may not assign this Agreement or the Loan Documents.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and effective as of the date and year first above written.

BORROWER:

Extracting Point, LLC, a Nevada limited liability company

By:		Date:
Tiffany Davis, Manager

GUARANTOR:
Generation Alpha, Inc., a Nevada corporation

By:		Date:
Alan S. Lien, President

LENDER:
Core 4 Trust dated February 29, 2016

By:		Date:
Michael Cannon, Trustee

By:		Date:
Jennifer Cannon, Trustee

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Exhibit “A”

Installment Note-Interest Included

See Attached

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Exhibit “B”

Cultivation Management Services Agreement

See Attached

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Exhibit “C”

Common Stock Purchase Warrant Generation Alpha, Inc.

See Attached

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